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                                                                     EXHIBIT 4.1


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                             MODIFICATION AGREEMENT


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                               Table of Contents

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                                                                                                              Page
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1.     Amendment to Certificate of Designations.................................................................1

2.     Investor Exchange Right..................................................................................1
       2.1      Investor Exchange Right.........................................................................1
       2.2      Exercise of Investor Exchange Right.............................................................1

3.     Closing of Exchange......................................................................................2

4.     Representations and Warranties of the Company to the Investor............................................2
       4.1      Corporate Organization and Authority............................................................2
       4.2      No Conflict.....................................................................................2
       4.3      Governmental and Third Party Consents...........................................................3
       4.4      The Notes.......................................................................................3

5.     Representations and Warranties of the Investor...........................................................3
       5.1      Corporate Organization and Authority............................................................3
       5.2      No Conflict.....................................................................................3
       5.3      Governmental and Third Party Consents...........................................................3
       5.4      Investment......................................................................................4
       5.5      No Public Market................................................................................4
       5.6      Experience......................................................................................4
       5.7      Accredited Investor.............................................................................4

6.     Transfer Restrictions....................................................................................4
       6.1      Transfers in Accordance with this Agreement.....................................................4
       6.2      No Transfer Period..............................................................................5
       6.3      Limitations on Transferability..................................................................5

7.     Miscellaneous............................................................................................5
       7.1      Governing Law...................................................................................5
       7.2      Counterparts....................................................................................5
       7.3      Headings........................................................................................5
       7.4      Notices.........................................................................................5
       7.5      Waiver..........................................................................................5
       7.6      Survival of Warranties..........................................................................6
       7.7      Amendment of Agreement..........................................................................6
       7.8      Expenses........................................................................................6
       7.9      Entire Agreement................................................................................6
       7.10     Successors and Assigns; Benefits................................................................6

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                             MODIFICATION AGREEMENT

         MODIFICATION AGREEMENT dated as of May 17, 2002 (the "Agreement") between St. John Knits International, Incorporated, a Delaware corporation (the "Company") and Madeleine, L.L.C., a New York limited liability company (the "Investor").

         WHEREAS, Investor has acquired (the "Acquisition") from Vestar/SJK Investors LLC, a Delaware limited liability company, Kelly A. Gray and the Gray Family Trust a total of 250,000 shares (the "Shares") of 15 1/4% Exchangeable Preferred Stock Due 2010, par value $0.01 per share, of the Company (the "Exchangeable Preferred Stock").

         WHEREAS, the Exchangeable Preferred Stock is exchangeable at the option of the Company into 15 1/4% Subordinated Exchange Debentures Due 2010 (the "Subordinated Debentures") with economic terms comparable to the Exchangeable Preferred Stock (the "Exchange").

         WHEREAS, the Investor has requested of the Company and the Company has agreed that in lieu of the Subordinated Debentures, the Exchangeable Preferred Stock shall be exchangeable into the Company's 15 1/4% Senior Subordinated Notes due 2009 in the form attached hereto as Exhibit A (the "Notes").

        THE PARTIES AGREE AS FOLLOWS:

1. Amendment to Certificate of Designations. The Company agrees to use its reasonable best efforts to amend the Certificate of Designations for the Exchangeable Preferred Stock (the "Certificate") to provide that the Exchangeable Preferred Stock is exchangeable into the Notes in lieu of the Subordinated Debentures. The amendment to the Certificate is attached hereto as Exhibit B (the "Amendment"). The Company agrees to use its reasonable best efforts to file the Amendment with the Delaware Secretary of State so that such Amendment shall be effective as of the date of the Acquisition.

2.   Investor Exchange Right.

     2.1 Investor Exchange Right. Investor shall have the right (the "Investor Exchange Right"), at any time beginning six months from the consummation of the Acquisition, to require the Company to exercise an Exchange in accordance with the terms of the Certificate. If at any time the Investor shall Transfer (other than to an affiliate) all or any of the Shares, the Investor Exchange Right shall terminate with respect to the Shares subject to such Transfer.

     2.2 Exercise of Investor Exchange Right. In the event the Investor wishes to exercise an Investor Exchange Right and require the Company to exercise an Exchange with respect to any or all of the Shares, the Investor shall send a written notice to the Company of such exercise (the "Investor Notice"), specifying the number of Shares subject to such Exchange. Within 15 days of receipt of the Investor Notice, the Company shall exercise such Exchange in accordance with the terms of the Certificate.

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3.   Closing of Exchange.

     (a) At the closing of an Exchange, (i) Investor shall deliver to the Company the Shares subject to such Exchange by delivery of a duly executed certificate representing such Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, and (ii) the Company shall deliver to the Investor the Notes in an aggregate principal amount equal to (a) the aggregate liquidation preference of the Shares subject to such Exchange plus (b) an amount equal to the accrued but unpaid dividends on such Shares plus (c) an amount calculated pursuant to the last sentence of Section 4(a) of the Certificate.

     (b) At the Closing of such Exchange, Investor shall deliver to the Company a certificate, dated as of the closing and signed by Investor, certifying that Investor holds of record and beneficially the Shares subject to such Exchange, free and clear of all liens and encumbrances and that upon delivery of such Shares as contemplated herein, Investor will transfer to the Company valid title to such Shares, free and clear of all liens and encumbrances.

4. Representations and Warranties of the Company to the Investor. The Company hereby represents and warrants to the Investor that:

     4.1 Corporate Organization and Authority. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and execute and file the Amendment and after (i) approval of the Amendment by both the holders of a majority of the Company's common stock, par value $.01 per share, and the holders of a majority of the Exchangeable Preferred Stock (collectively, the "Stockholders Approvals") (which Stockholder Approvals the Company has obtained) and (ii) the filing of the Amendment, will have all requisite corporate power and authority to consummate an Exchange and issue the Notes. The execution and delivery by the Company of this Agreement, and after the receipt of the Stockholder Approvals, the consummation of an Exchange and the issuance of the Notes will have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by Investor, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights and laws concerning equitable remedies.

     4.2 No Conflict. After the filing of the Amendment, the execution, delivery and performance by the Company of this Agreement, the consummation by the Company of an Exchange and the issuance of the Notes do not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to the Company or its properties or assets; (ii) violate the provisions of the constituent organizational documents or other governing instruments of the Company; or (iii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to the Company or its properties or assets.

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     4.3 Governmental and Third Party Consents. Other than the filing of the
Amendment and the receipt of the Stockholder Approvals (which have already been received), no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be obtained from any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by the Company, in order (i) for this Agreement to constitute a legal, valid and binding obligation of the Company or (ii) to authorize or permit the consummation by the Company of an Exchange and the issuance and delivery of the Notes.

     4.4 The Notes. The Notes have been duly authorized by the Company and, when duly executed, issued and delivered as provided herein and exchanged as provided herein, will be duly and validly issued and outstanding and will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights and laws concerning equitable remedies.

5. Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows:

     5.1 Corporate Organization and Authority. The Investor has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Investor of this Agreement, the performance by the Investor of its obligations hereunder, and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action. This Agreement has been duly executed and delivered by the Investor and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights and laws concerning equitable remedies.

     5.2 No Conflict. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to the Investor or its properties or assets; (ii) violate the provisions of the constituent organizational documents or other governing instruments of the Investor; or (iii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to the Investor or its properties or assets.

     5.3 Governmental and Third Party Consents. No consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be obtained from any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by the Investor, in order (i) for this Agreement to constitute a legal, valid and binding obligation of the

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Investor or (ii) to authorize or permit the consummation by the Investor of the purchase of the Notes.

     5.4 Investment. This Agreement is made with the Investor in reliance upon its representation to the Company, which by the Investor's execution of this Agreement Investor hereby confirms, that the Notes to be received by the Investor upon the exercise by the Company of an Exchange, including after the exercise by the Investor of the Investor Exchange Right, will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the sale or distribution thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the Notes. Notwithstanding the foregoing, by making the representations herein, the Investor does not agree to hold the Shares for any minimum or other specific term (subject to Section 6 hereof) and reserves the right to dispose of the Shares, subject to Section 6 hereof, at any time, provided, however, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the Securities Act and any applicable state securities laws. By executing this Agreement, the Investor further represents that it has no contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to the Notes.

     5.5 No Public Market. The Investor understands and acknowledges that the offering of the Notes pursuant to an Exchange, including after the exercise by the Investor of the Investor Exchange Right, will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) and or Section 3(b) of the Securities Act.

     5.6 Experience. The Investor represents that: (a) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Notes; (b) it believes it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to exercise the Investor Exchange Right; (c) it has the ability to bear the economic risks of its prospective investment; and (d) it is able, without materially impairing its financial condition, to hold the Notes for an indefinite period of time and to suffer a complete loss on its investment.

     5.7 Accredited Investor. The Investor presently qualifies and will as of the closing of the Exchange qualify, as an "accredited investor" within the meaning of Regulation D of the rules and regulations promulgated under the Securities Act.

6.   Transfer Restrictions

     6.1 Transfers in Accordance with this Agreement. Investor shall not, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber, or otherwise dispose of, the Shares or the Notes or any economic interest therein (including without limitation by means of any participation or swap transaction) (each, a "Transfer") to any person, except in compliance with the Securities Act, applicable state and other foreign securities laws and this Agreement. Any attempt to Transfer either of the Shares or the Notes in violation of the terms of this Agreement shall be null and void.

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     6.2 No Transfer Period. The Investor may not Transfer the Shares or the
Notes prior to the first anniversary of the Acquisition of the Shares to any transferee that is not an affiliate of the Investor. Commencing during the period beginning on the first anniversary of the Acquisition of the Shares and ending 180 days thereafter (the "Limited Transfer Period"), the Investor may, subject to Section 6.1 and 6.3 herein, Transfer the Shares or the Notes provided that the Investor (together with any affiliate to whom Shares or Notes have been transferred) retains at least 51% of any voting or consent rights associated with the Shares and the Notes. Commencing after the Limited Transfer Period, the Investor may, subject to Section 6.1 and 6.3 herein, Transfer Shares or the Notes without restriction.

     6.3 Limitations on Transferability. The Investor covenants that in no event will it dispose of the Shares or the Notes to any transferee that is not an affiliate of the Investor unless and until (a) the Investor shall have notified the Company of the proposed disposition and (b) if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company and the Company's counsel to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local, or foreign law has been taken; provided, however, that no such opinion of counsel shall be required if the Investor provides the Company with assurances, satisfactory in form and substance to the Company, that the Shares or the Notes can be sold pursuant to Rule 144(k) under the Securities Act. The Notes shall bear the legend substantially in the form set forth in Exhibit A hereto.

7.   Miscellaneous.

     7.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     7.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.3 Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

     7.4 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed
(i) if to the Company, as set forth below the Company's name on the signature page of this Agreement and (ii) if to an Investor, at the Investor's address on the signature page of this Agreement, or at such other address as the Company or the Investor may designate by 5 days' advance written notice to the other parties hereto.

     7.5 Waiver. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any

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representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

     7.6 Survival of Warranties. The warranties and representations of the parties contained in or made pursuant to this Agreement shall survive for two years after the execution and delivery of this Agreement.

     7.7 Amendment of Agreement. Any provision of this Agreement may be amended by a written instrument signed by the Company and the Investor.

     7.8 Expenses. The Company and the Investor will bear their respective legal and other fees and expenses with respect to this Agreement and the transactions contemplated hereby.

     7.9 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to this subject matter.

     7.10 Successors and Assigns; Benefits. The parties to this Agreement may not assign their respective rights nor delegate their respective obligations hereunder without the prior consent of the other party hereto. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                           ST. JOHN KNITS INTERNATIONAL, INCORPORATED

                           By: /s/ BOB GRAY
                               -------------------------------------------
                               Name:  Bob Gray
                               Title: Chief Executive Officer

                           Address:    St. John Knits International,
                                       Incorporated
                                       17622 Armstrong Avenue
                                       Irvine, California 92614
                                       Attention:  Robert E. Gray



                           MADELEINE, L.L.C.

                           By: /s/ ROBERT DAVENPORT
                               -------------------------------------------
                               Name:  Robert Davenport
                               Title:

                           Address:    Madeleine, L.L.C.
                                       c/o Cerberus Capital Management, L.P.
                                       450 Park Avenue, 28/th/ Floor
                                       New York, NY 10022
                                       Attention: Robert Davenport